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                                                                    EXHIBIT 23.4

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the use of our report dated April 13, 2000 (and to all references to our Firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

/s/ Arthur Andersen LLP

Baltimore, Maryland
February 6, 2001